Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (February 13, 2019)

Interpublic Announces Full Year and
Fourth Quarter 2018 Results

•	Q4 2018 net revenue grew 13.3% to $2.41 billion, with strong organic net revenue growth of 7.1%

•	FY18 net revenue grew 7.5% to $8.03 billion, with organic net revenue growth of 5.5%, highlighted by growth across all world regions

•	For the full year 2018, net income was $618.9 million, compared to $554.4 million in 2017 and adjusted EBITA[1] was $1,081.4 million compared to $959.5 million in 2017

•	Adjusted EBITA margin expanded to 13.5% for FY18, an increase of 70 basis points from comparable FY17

•	FY18 diluted EPS increased 13.6%; FY18 adjusted diluted EPS increased 32.9%

•	Board approves 12% increase in quarterly dividend

Summary

Revenue

•
Fourth quarter 2018 net revenue was $2.41 billion, compared to $2.13 billion in 2017, with an organic net revenue increase of 7.1% compared to the prior-year period. This was comprised of an organic net revenue increase of 6.3% in the U.S. and 8.0% internationally. Fourth quarter 2018 total revenue was $2.86 billion compared to $2.59 billion in 2017.

•
Full year 2018 net revenue was $8.03 billion, compared to $7.47 billion in 2017, with an organic revenue increase of 5.5% compared to the prior-year period. This was comprised of an organic net revenue increase of 5.1% in the U.S. and 6.2% internationally. Full year 2018 total revenue was $9.71 billion, compared to $9.05 billion in 2017.

•
For both the fourth quarter and full year 2018, total revenue includes $181.7 million related to Acxiom which was acquired on October 1, however its impact will not be included in the calculation of organic revenue growth until the fourth quarter of 2019.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Operating Results

•
For the fourth quarter of 2018, operating income was $459.1 million, compared to $423.0 million in 2017. Adjusted EBITA[1], excluding $22.6 million of transaction costs for the acquisition of Acxiom and $22.0 million of expense for the amortization of acquired intangibles, was $503.7 million in the fourth quarter of 2018, compared to $428.3 million in 2017. Adjusted EBITA margin on net revenue was 20.9% in 2018, compared to 20.1% in 2017.

•
For the full year 2018, operating income was $1,008.8 million, compared to $938.4 million in 2017. Adjusted EBITA[1], excluding $35.0 million of transaction costs for the acquisition of Acxiom and $37.6 million of expense for the amortization of acquired intangibles, was $1,081.4 million for the full year 2018, compared to $959.5 million in 2017. Adjusted EBITA margin on net revenue was 13.5% in 2018, compared to 12.8% in 2017.

•	Refer to reconciliations in the back for more detail.

Net Results

•
Fourth quarter 2018 net income available to IPG common stockholders was $326.2 million, resulting in earnings of $0.85 per basic share and $0.84 per diluted share. This compares to net income available to IPG common stockholders of $252.3 million, or $0.66 per basic share and $0.64 per diluted share a year ago.

•
Fourth quarter 2018 adjusted earnings were $0.89 per diluted share as adjusted for after-tax loss of $10.8 million on the sales of businesses, after-tax transaction costs directly related to the acquisition of Acxiom of $17.0 million, after-tax amortization of acquired intangibles of $17.8 million, and the positive impact of various discrete tax items of $23.4 million. This compares to adjusted earnings of $0.64 per diluted share a year ago.

•
Full year 2018 net income available to IPG common stockholders was $618.9 million, resulting in earnings of $1.61 per basic share and $1.59 per diluted share. This compares to net income available to IPG common stockholders of $554.4 million, resulting in earnings of $1.42 per basic share and $1.40 per diluted share a year ago.

•
Full year 2018 adjusted earnings were $1.86 per diluted share as adjusted for after-tax loss of $59.7 million on the sales of businesses, after-tax transaction costs directly related to the acquisition of Acxiom of $36.5 million, after-tax amortization of acquired intangibles of $32.8 million, and the positive impact of various discrete tax items of $23.4 million. This compares to adjusted earnings of $1.40 per diluted share a year ago.

•	As a reminder, 2017 results are as previously restated for the adoption of ASC 606.

•	Refer to reconciliations in the back for more detail.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Outlook

•
The company said that, entering the new year, it continues to see opportunities for solid revenue increases, and is targeting 2019 organic growth of 2.0%-3.0%. The company is also targeting a further 40-50 basis points of improvement in full-year adjusted EBITA margin, on top of the 13.5% achieved in 2018. The margin target excludes an expected pre-tax charge to earnings of approximately $30-$40 million in the first quarter of 2019, to right-size its cost structure following certain accounts lost, mainly in the latter part of last year.

"Overall, 2018 was a very successful year, with outstanding financial results, coupled with a significant, future-facing acquisition. Our results again demonstrate the strength of our client-centric integrated offerings, and the quality of our people. We’re proud that our culture continues to attract diverse talent with a breadth of digital expertise, which has helped us to deliver leading organic growth and margin improvement in recent years. This is what’s required in light of the significant changes taking place in our industry and the environment in which we operate,” commented Michael Roth, Chairman and CEO of IPG.

“As we turn to our outlook for 2019, we do so with a strong portfolio of agencies, across the full range of capabilities and marketing disciplines, competing successfully in the marketplace. This allows us to achieve revenue growth and convert it to operating profit at rates that have been leading the industry. Our 2019 targets are for fully competitive organic growth and solid underlying margin expansion. We also remain committed to our robust capital return program, as is evident in the action of our Board announced today to further increase our dividend. We are confident that this combination of operating performance and capital returns will allow us to build on our strong track record of enhancing shareholder value," Mr. Roth concluded.

Operating Results

Revenue
During the fourth quarter of 2018, net revenue of $2.41 billion increased 13.3% compared to the same period in 2017. During the fourth quarter of 2018, the effect of foreign currency translation was negative 1.6%, the impact of net acquisitions was positive 7.8%, and the resulting organic revenue increase was 7.1%. Total Revenue of $2.86 billion in the fourth quarter of 2018 increased 10.3% compared to 2017.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

For the full year 2018, net revenue of $8.03 billion increased 7.5% compared to the same period in 2017. During the full year 2018, the effect of foreign currency translation was positive 0.2%, the impact of net acquisition was positive 1.8%, and the resulting organic revenue increase was 5.5%. Total revenue of $9.71 billion increased 7.4% during the full year 2018 compared to 2017.

For both the fourth quarter and full year 2018, total revenue includes $181.7 million related to Acxiom which was acquired on October 1, however its impact will not be included in the calculation of organic revenue growth until the fourth quarter of 2019.

Operating Expenses
For the fourth quarter and full year 2018, operating expenses increased compared to the same periods in 2017 primarily due to the inclusion of Acxiom beginning with the fourth quarter of 2018.

During the fourth quarter of 2018, salaries and related expenses were $1.42 billion, an increase of 10.3% compared to the same period in 2017. For the full year 2018, salaries and related expenses were $5.30 billion, an increase of 6.2% compared to 2017.

During the fourth quarter of 2018, office and other direct expenses were $381.0 million, an increase of 13.8% compared to the same period in 2017. For the full year 2018, office and other direct expenses were $1.36 billion, an increase of 6.8% compared to 2017.

During the fourth quarter of 2018, selling, general and administrative expenses were $81.0 million, and were $58.4 million excluding Acxiom transaction costs, an increase of 18.2% compared to the same period in 2017. For the full year 2018, selling, general and administrative expenses were $166.5 million, and were $131.5 million excluding Acxiom transaction costs, an increase of 11.0% compared to 2017. For both the fourth quarter and full year 2018, the increase in selling, general and administrative expenses is primarily due to costs associated with closing the Acxiom transaction as well as an increase in incentive expense.

During the fourth quarter of 2018, depreciation and amortization was $68.9 million, an increase of 111.3% compared to the same period in 2017. Amortization expense was $22.0 million in the fourth quarter of 2018 compared to $5.3 million in the same period in 2017. For the full year 2018, depreciation and amortization was $202.9 million, an increase of 29.2% compared to 2017. Amortization expense was $37.6 million for the full year 2018 compared to $21.1 in the same period in 2017.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Non-Operating Results and Tax
In the fourth quarter of 2018, net interest expense was $41.6 million, an increase of $23.8 million compared to the same period in 2017 primarily due to debt issued to fund the company's acquisition of Acxiom. For the full year 2018, net interest expense was $101.2 million, an increase of $29.8 million compared to 2017 primarily due to debt issued to fund the company's acquisition of Acxiom.

Other expense, net was $13.6 million for the fourth quarter of 2018, and was $69.6 million for the full year 2018, primarily due to losses recorded on sales of businesses.

The income tax provision in the fourth quarter of 2018 was $62.2 million on income before income taxes of $403.9 million, compared to a provision of $135.1 million on income before income taxes of $403.5 million in the same period in 2017. The income tax provision for the full year 2018 was $199.2 million on income before income taxes of $838.0 million, compared to a provision of $271.3 million on income before income taxes of $840.8 million in 2017.

The effective tax rate for the fourth quarter of 2018 was 15.4% compared to 33.5% for the same period in 2017. Excluding the impact of the losses on the sales of businesses, transaction costs directly related to the acquisition of Acxiom, amortization of acquired intangibles, and the positive impact of various discrete tax items, the effective tax rate for the fourth quarter of 2018 was 21.0% compared to 35.4% in 2017 as similarly adjusted. The effective tax rate for the full year 2018 was 23.8% compared to 32.3% for the same period in 2017. Excluding the impact of the same items mentioned above, the effective tax rate for the full year 2018 was 24.5% compared to 35.6% in 2017 as similarly adjusted.

Balance Sheet
At December 31, 2018, cash, cash equivalents and marketable securities totaled $673.5 million, compared to $791.0 million at December 31, 2017. Total debt was $3.73 billion at December 31, 2018, compared to $1.37 billion at December 31, 2017. On September 21, 2018, we issued a total of $2,000.0 million in aggregate principal amount of unsecured senior notes and in October 1, 2018, we borrowed an additional $500.0 million under a term loan for purposes of financing the Acxiom acquisition.

Share Repurchase Program and Common Stock Dividend
For the full year 2018, the company repurchased 5.1 million shares of its common stock at an aggregate cost of $117.1 million and an average price of $23.03 per share. The share repurchase program was suspended as of July 2, 2018 in order to reduce the increased debt levels incurred in conjunction with the Acxiom acquisition.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

During the fourth quarter of 2018, the company declared and paid a common stock cash dividend of $0.21 per share, for a total of $80.5 million. During 2018, the company paid four quarterly cash dividends of $0.21 per share on our common stock, which corresponded to aggregate dividend payments of $322.1 million for the full year.

The company also announced that its Board of Directors has declared a common stock cash dividend of $0.235 per share, payable quarterly to holders of record on an ongoing basis.

For further information regarding the company's financial results as well as certain non-GAAP measures and the reconciliation thereof, please refer to pages 17 to 23 of the earnings materials filed on Form 8-K herewith and available on our website, www.interpublic.com.

1 Adjusted EBITA is earnings before net interest, net other expense, provision for income taxes, and amortization of acquired intangibles, and adjusted to exclude transaction costs for the acquisition of Acxiom. See reconciliation tables in back for further detail.
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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Acxiom, Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton, MAGNA, McCann, Momentum, MRM//McCann, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

# # #

Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates;

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world; and

•	failure to realize the anticipated benefits on the acquisition of the Acxiom business.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other SEC filings.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FOURTH QUARTER REPORT 2018 AND 2017 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31,
	2018	2017	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$2,413.7	$2,131.1	13.3%
Billable Expenses	442.3	458.7	(3.6)%
Total Revenue	2,856.0	2,589.8	10.3%

Operating Expenses:
Salaries and Related Expenses	1,423.7	1,291.3	(10.3)%
Office and Other Direct Expenses	381.0	334.8	(13.8)%
Billable Expenses	442.3	458.7	3.6%
Cost of Services	2,247.0	2,084.8	(7.8)%
Selling, General and Administrative Expenses	81.0	49.4	(64.0)%
Depreciation and Amortization	68.9	32.6	(111.3)%
Total Operating Expenses	2,396.9	2,166.8	(10.6)%
Operating Income	459.1	423.0	8.5%
Operating Margin on Net Revenue %	19.0%	19.8%
Operating Margin on Total Revenue %	16.1%	16.3%

Expenses and Other Income:
Interest Expense	(49.4)	(23.2)
Interest Income	7.8	5.4
Other Expense, Net	(13.6)	(1.7)
Total (Expenses) and Other Income	(55.2)	(19.5)

Income Before Income Taxes	403.9	403.5
Provision for Income Taxes	62.2	135.1
Income of Consolidated Companies	341.7	268.4
Equity in Net Income of Unconsolidated Affiliates	0.8	0.8
Net Income	342.5	269.2
Net Income Attributable to Noncontrolling Interests	(16.3)	(16.9)
Net Income Available to IPG Common Stockholders	$326.2	$252.3

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.85	$0.66
Diluted	$0.84	$0.64

Weighted-Average Number of Common Shares Outstanding:
Basic	383.4	385.1
Diluted	390.3	393.2

Dividends Declared Per Common Share	$0.21	$0.18

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS ANNUAL REPORT 2018 AND 2017 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve Months Ended December 31,
	2018	2017	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$8,031.6	$7,473.5	7.5%
Billable Expenses	1,682.8	1,574.1	6.9%
Total Revenue	9,714.4	9,047.6	7.4%

Operating Expenses:
Salaries and Related Expenses	5,298.3	4,990.7	(6.2)%
Office and Other Direct Expenses	1,355.1	1,268.8	(6.8)%
Billable Expenses	1,682.8	1,574.1	(6.9)%
Cost of Services	8,336.2	7,833.6	(6.4)%
Selling, General and Administrative Expenses	166.5	118.5	(40.5)%
Depreciation and Amortization	202.9	157.1	(29.2)%
Total Operating Expenses	8,705.6	8,109.2	(7.4)%
Operating Income	1,008.8	938.4	7.5%
Operating Margin on Net Revenue %	12.6%	12.6%
Operating Margin on Total Revenue %	10.4%	10.4%

Expenses and Other Income:
Interest Expense	(123.0)	(90.8)
Interest Income	21.8	19.4
Other Expense, Net	(69.6)	(26.2)
Total (Expenses) and Other Income	(170.8)	(97.6)

Income Before Income Taxes	838.0	840.8
Provision for Income Taxes	199.2	271.3
Income of Consolidated Companies	638.8	569.5
Equity in Net (Loss) Income of Unconsolidated Affiliates	(1.1)	0.9
Net Income	637.7	570.4
Net Income Attributable to Noncontrolling Interests	(18.8)	(16.0)
Net Income Attributable to IPG Common Stockholders	$618.9	$554.4

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.61	$1.42
Diluted	$1.59	$1.40

Weighted-Average Number of Common Shares Outstanding:
Basic	383.3	389.6
Diluted	389.0	397.3

Dividends Declared Per Common Share	$0.84	$0.72

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended December 31, 2018
	As Reported	Acxiom Transaction Costs	Amortization of Acquired Intangibles	Net Losses on Sales of Businesses [1]	Net Impact of Various Discrete Tax Items [2]	Adjusted Results
Net Revenue	$2,413.7					$2,413.7
Billable Expenses	442.3					442.3
Total Revenue	2,856.0					2,856.0

Cost of Services	2,247.0					2,247.0
Selling, General and Administrative Expenses	81.0	$22.6				58.4
Depreciation and Amortization	68.9		$22.0			46.9
Total Operating Expense	2,396.9	22.6	22.0			2,352.3

Operating Income	459.1	(22.6)	(22.0)			503.7

Interest Expense, Net	(41.6)					(41.6)
Other Expense, Net	(13.6)			$(11.9)		(1.7)
Total (Expenses) and Other Income	(55.2)			(11.9)		(43.3)
Income Before Income Taxes	403.9	(22.6)	(22.0)	(11.9)		460.4
Provision for Income Taxes	62.2	5.6	4.2	1.1	$23.4	96.5
Effective Tax Rate	15.4%					21.0%
Equity in Net Income of Unconsolidated Affiliates	0.8					0.8
Net Income Attributable to Noncontrolling Interests	(16.3)					(16.3)
Net Income Available to IPG Common Stockholders	$326.2	$(17.0)	$(17.8)	$(10.8)	$23.4	$348.4

Weighted-Average Number of Common Shares Outstanding - Basic	383.4					383.4
Dilutive effect of stock options and restricted shares	6.9					6.9
Weighted-Average Number of Common Shares Outstanding - Diluted	390.3					390.3

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.85	$(0.04)	$(0.05)	$(0.03)	$0.06	$0.91
Diluted	$0.84	$(0.04)	$(0.05)	$(0.03)	$0.06	$0.89

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Includes a tax benefit of $16.9 from net adjustments to the valuation allowance and a benefit of $6.5 related to the estimated costs associated with our change in assertion (APB 23) that we will no longer permanently reinvest undistributed earnings attributable to certain foreign subsidiaries.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31, 2018
	As Reported	Acxiom Transaction Costs	Amortization of Acquired Intangibles	Net Losses on Sales of Businesses [1]	Net Impact of Various Discrete Tax Items [2]	Adjusted Results
Net Revenue	$8,031.6					$8,031.6
Billable Expenses	1,682.8					1,682.8
Total Revenue	9,714.4					9,714.4

Cost of Services	8,336.2					8,336.2
Selling, General and Administrative Expenses	166.5	$35.0				131.5
Depreciation and Amortization	202.9		$37.6			165.3
Total Operating Expense	8,705.6	35.0	37.6			8,633.0

Operating Income	1,008.8	(35.0)	(37.6)			1,081.4

Interest Expense, Net	(101.2)	(3.3)				(97.9)
Other Expense, Net	(69.6)	(10.3)		$(61.9)		2.6
Total (Expenses) and Other Income	(170.8)	(13.6)		(61.9)		(95.3)
Income Before Income Taxes	838.0	(48.6)	(37.6)	(61.9)		986.1
Provision for Income Taxes	199.2	12.1	4.8	2.2	$23.4	241.7
Effective tax rate	23.8%					24.5%
Equity in Net Loss of Unconsolidated Affiliates	(1.1)					(1.1)
Net Income Attributable to Noncontrolling Interests	(18.8)					(18.8)
Net Income Available to IPG Common Stockholders	$618.9	$(36.5)	$(32.8)	$(59.7)	$23.4	$724.5

Weighted-Average Number of Common Shares Outstanding - Basic	383.3					383.3
Dilutive effect of stock options and restricted shares	5.7					5.7
Weighted-Average Number of Common Shares Outstanding - Diluted	389.0					389.0

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.61	$(0.10)	$(0.09)	$(0.16)	$0.06	$1.89
Diluted	$1.59	$(0.09)	$(0.08)	$(0.15)	$0.06	$1.86

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Includes a tax benefit of $16.9 from net adjustments to the valuation allowance and a benefit of $6.5 in the fourth quarter related to the estimated costs associated with our change in assertion (APB 23) that we will no longer permanently reinvest undistributed earnings attributable to certain foreign subsidiaries.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS - ADJUSTED EBITA (Amounts in Millions) (UNAUDITED)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Net Revenue	$2,413.7	$2,131.1	$8,031.6	$7,473.5

EBITA Reconciliation:
Net Income Available to IPG Common Stockholders	$326.2	$252.3	$618.9	$554.4

Add Back:
Provision for Income Taxes	62.2	135.1	199.2	271.3
Subtract:
Total (Expenses) and Other Income	(55.2)	(19.5)	(170.8)	(97.6)
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.8	0.8	(1.1)	0.9
Net Income Attributable to Noncontrolling Interests	(16.3)	(16.9)	(18.8)	(16.0)
Operating Income	459.1	423.0	1,008.8	938.4

Add Back:
Amortization of Acquired Intangibles	22.0	5.3	37.6	21.1

EBITA	481.1	428.3	1,046.4	959.5

Acxiom Transaction Costs	22.6	—	35.0	—

Adjusted EBITA	$503.7	$428.3	$1,081.4	$959.5
Adjusted EBITA Margin on Net Revenue %	20.9%	20.1%	13.5%	12.8%

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31, 2017
	As Reported	Amortization of Acquired Intangibles	Net Losses on Sales of Businesses [1]	U.S. Federal Tax Credits	Net Impact of U.S. Tax Reform	Adjusted Results
Operating Income	$423.0	$(5.3)				$428.3
Total (Expenses) and Other Income	(19.5)		$(3.2)			(16.3)
Income Before Income Taxes	403.5	(5.3)	(3.2)			412.0
Provision for Income Taxes	135.1	0.3	5.7	$(31.2)	$36.0	145.9
Effective Tax Rate	33.5%					35.4%
Equity in Net Income of Unconsolidated Affiliates	0.8					0.8
Net Income Attributable to Noncontrolling Interests	(16.9)					(16.9)
Net Income Available to IPG Common Stockholders	$252.3	$(5.0)	$2.5	$(31.2)	$36.0	$250.0

Weighted-Average Number of Common Shares Outstanding - Basic	385.1					385.1
Dilutive effect of stock options and restricted shares	8.1					8.1
Weighted-Average Number of Common Shares Outstanding - Diluted	393.2					393.2

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.66	$(0.01)	$0.01	$(0.08)	$0.09	$0.65
Diluted	$0.64	$(0.01)	$0.01	$(0.08)	$0.09	$0.64

[1] Includes losses on completed dispositions of businesses and the classification of certain assets as held for sale.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve Months Ended December 31, 2017
	As Reported	Amortization of Acquired Intangibles	Net Losses on Sales of Businesses [1]	Net Impact of U.S. Tax Reform	Adjusted Results
Operating Income	$938.4	$(21.1)			$959.5
Total (Expense) and Other Income	(97.6)		$(24.1)		(73.5)
Income Before Income Taxes	840.8	(21.1)	(24.1)		886.0
Provision for Income Taxes	271.3	1.0	7.4	$36.0	315.7
Effective Tax Rate	32.3%				35.6%
Equity in Net Income of Unconsolidated Affiliates	0.9				0.9
Net Income Attributable to Noncontrolling Interests	(16.0)				(16.0)
Net Income Available to IPG Common Stockholders	$554.4	$(20.1)	$(16.7)	$36.0	$555.2

Weighted-Average Number of Common Shares Outstanding - Basic	389.6				389.6
Dilutive effect of stock options and restricted shares	7.7				7.7
Weighted-Average Number of Common Shares Outstanding - Diluted	397.3				397.3

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.42	$(0.05)	$(0.04)	$0.09	$1.43
Diluted	$1.40	$(0.05)	$(0.04)	$0.09	$1.40

[1] Includes losses on completed dispositions of businesses and the classification of certain assets as held for sale.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax